      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996
                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                               OCCUSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            75-2543036
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                          3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS 75234
         (Address of principal executive offices, including zip code)
                               ____________________



              OCCUSYSTEMS, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plans)

                                JOHN K. CARLYLE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               OCCUSYSTEMS, INC.
                          3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS 75234
                                 (214) 484-2700
           (Name, address and telephone number of agent for service)

                                    copy to:

                               JEFFREY A. CHAPMAN
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7797

                        CALCULATION OF REGISTRATION FEE

==============================================================================================
        Title of           Amount to be   Proposed maximum  Proposed maximum     Amount of
    securities to be        registered     offering price      aggregate      registration fee
       registered                            per share*     offering price*
- ----------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value per share          250,000 shares      $33.875          $8,468,750          $2,920
==============================================================================================

  * Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock reported on The Nasdaq National Market on May 23, 1996.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

  The following documents have been filed with the Securities and Exchange Commission (the "Commission") by OccuSystems, Inc., a Delaware corporation (the "Company'), and are incorporated herein by reference and made a part hereof:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

  (c) The Company's Registration Statement on Form S-1 (File No. 33-99668), dated January 5, 1996;

  (d) Post Effective Amendment No.1 to the Company's Registration Statement on Form S-1 (File No. 33-99668), dated March 12, 1996;

  (e) Post Effective Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 33-99668), dated May 29, 1996; and

  (f) The description of the Registrant's Common Stock, $.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 5, 1995.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

  Article Tenth of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful.

  With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Tenth of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

  The preceding discussion of the Company's Certificate of Incorporation and
Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

  The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

  Not applicable.

ITEM 8.  EXHIBITS.
         --------

  Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:


  4.1    --   OccuSystems, Inc. 1996 Employee Stock Purchase Plan

  4.2    --   Amended and Restated Certificate of Incorporation of the Company
              (incorporated by reference to Exhibit 3.3 to the Company's
              Registration Statement on Form S-1, File No. 33-79734)

  4.3    --   Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 33-
              79734)

  5.1    --   Opinion of Vinson & Elkins L.L.P.

  23.1   --   Consent of Arthur Andersen LLP

  23.2   --   Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto)

  24.1   --   Power of Attorney (see signature pages hereto)

ITEM 9.   UNDERTAKINGS.
          ------------

  The Company hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

  (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act)that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of May, 1996.

                                    OCCUSYSTEMS, INC.


                                    By: /s/ James M. Greenwood
                                        -----------------------------------
                                        James M. Greenwood
                                        Senior Vice President,
                                        Chief Financial Officer and Treasurer


  Each person whose signature appears below authorizes John K. Carlyle and James M. Greenwood, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

      Signature                             Capacity                    Date
      ---------                             --------                    ----

/s/ John K. Carlyle               President and Chief Executive     May 29, 1996
- ----------------------------      Officer (Principal Executive
 John K. Carlyle                  Officer); Director


/s/ James M. Greenwood            Senior Vice President, Chief      May 29, 1996
- ----------------------------      Financial Officer and Treasurer
 James M. Greenwood               (Principal Financial and
                                  Accounting Officer)

/s/ Richard D. Rehm, M.D.         Chairman of the Board             May 29, 1996
- ----------------------------      and Director
 Richard D. Rehm, M.D.

   /s/ Andrew M. Paul             Director                          May 29, 1996
- ----------------------------
    Andrew M. Paul

/s/ Robert A. Ortenzio            Director                          May 29, 1996
- ----------------------------
 Robert A. Ortenzio

/s/ Paul B. Queally               Director                          May 29, 1996
- ----------------------------
 Paul B. Queally

/s/ Stephen A. George, M.D.       Director                          May 29, 1996
- ----------------------------
 Stephen A. George, M.D.

/s/ Richard W. Palczynski         Director                          May 29, 1996
- ----------------------------
 Richard W. Palczynki

                                 EXHIBIT INDEX


                                                                      Sequential
     Exhibit                  Description of Exhibit                   Page No.
     -------                  ----------------------                  ----------
       4.1    -   Amended and Restated Certificate of Incorporation
                  of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, File No. 33-79734)

      *4.2    -   Bylaws of the Company (incorporated by reference
                  to Exhibit 3.2 to the Company's Registration
                  Statement on Form S-1, File No. 33-79734)

      *4.3    -   OccuSystems, Inc. 1996 Employee Stock Purchase Plan

      *5.1    -   Opinion of Vinson & Elkins L.L.P.

     *23.1    -   Consent of Arthur Andersen LLP

      23.2    -   Consent of Vinson & Elkins L.L.P. (included in its
                  opinion filed as Exhibit 5.1 hereto)

      24.1    -   Power of Attorney (see signature pages hereto)

- ------------------------------
*  Filed Herewith

                                       7